                                                                    Exhibit 23.1

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-1 (Nos. 33-31653, 33-44425, 33-75680, 33-89058, 33-94460 and 33-99546), Form S-3 (Nos . 2-98344,
33-13062, 33-15230, 33-15266, 33-18640, 33-20950, 33-21488, 33-23088, 33-24224,
33-33220, 33-36164, 33-40485, 33-42367, 33-45228, 33-45266, 33-47105, 33-49965,
33-53306, 33-55295, 33-57104, 33-58144, 33-64261, 33-68724, 33-76724, 33-92950,
33-93570, 333-4607, 333-5205, 333-5271, 333-7575, 333-14959, 333-19719 and
333-22437) and in the Registration Statements on Form S-8 (Nos. 33-01776, 33-13457, 33-14997, 33-19852, 33-26523, 33-40272, 33-40675, 33-45017, 33-45018,
33-49909, 33-49911, 33-49913, 33-54547, 33-54949, 33-62453, 33-63833, 333-02073,
333-07941, 333-15281 and 333-22451) of The Chase Manhattan Corporation or affiliates of our report dated January 21, 1997 appearing on page 62 of this Form 10-K.


PRICE WATERHOUSE LLP

New York, New York
March 24, 1997